UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2010 Stock Incentive Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Meru Networks, Inc. (the “Company”) held on June 8, 2011, the Company’s stockholders approved an amendment of the Company’s 2010 Stock Incentive Plan (the “Plan”). The Board of Directors of the Company (the “Board”) had previously adopted and approved the amended and restated Plan in April 2011, subject to stockholder approval.

The amendment to the Plan increases the shares authorized for issuance under the Plan by 700,000 shares. In addition, the stockholder approval was also a re-approval of the Plan for purposes of share grant limitations under the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. A summary of the Plan amendment is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 2, 2011 (the “Proxy Statement”). That summary and the foregoing description of the amendment to the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, as amended and restated, which is filed as Exhibit 99.01 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting June 8, 2011. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Proxy Statement, were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(1) Holders of the Company’s s common stock voted to elect eight directors to serve on the Board, each to serve until the Company’s annual meeting of stockholders to be held in 2012 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	For	Withheld	Broker Non-Votes
Ihab Abu-Hakima	10,081,679	29,242	4,780,257
Dr. Vaduvur Bharghavan	10,081,679	29,242	4,780,257
Harold Copperman	10,038,659	72,262	4,780,257
Thomas Erickson	10,081,279	29,642	4,780,257
Stanley Meresman	10,038,659	72,262	4,780,257
Nicholas Mitsakos	10,038,259	72,662	4,780,257
Barry Newman	10,081,279	29,642	4,780,257
William Quigley	10,081,279	29,642	4,780,257

(2) Holders of the Company’s common stock voted to approve the non-binding advisory resolution on compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,060,393	48,631	1,897	4,780,257

(3) Holders of the Company’s common stock voted to approve the non-binding advisory resolution that every three years is the preferred frequency with which the Company holds a non-binding advisory stockholder vote regarding its executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,998,696	794,938	5,559,865	757,422	4,780,257

(4) Holders of the Company’s common stock voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,883,637	5,905	1,636	0

(5) Holders of the Company’s common stock voted to approve an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 700,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,775,853	4,333,762	1,306	4,780,257

(6) Holders of the Company’s common stock voted to approve the share grant limitations under the Plan for the purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,855,944	2,252,284	2,693	4,780,257

(d) Following the vote of holders of the Company’s common stock to approve the non-binding advisory resolution that every three years is the preferred frequency with which the Company holds a non-binding advisory stockholder vote regarding its executive compensation, the Company will include a non-binding advisory stockholder vote on its executive compensation every three years until the next vote on the frequency of stockholder votes on its executive compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title
99.01	Meru Networks, Inc. 2010 Stock Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: June 10, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title
99.01	Meru Networks, Inc. 2010 Stock Incentive Plan, as amended and restated.